Exhibit 99(h)(34)

Amendment No. 6

To

Transfer Agency And Shareholder Services Agreement

This Amendment No. 6 To Transfer Agency and Shareholder Services Agreement, dated as of June 1, 2017 (“Amendment No. 6”), is being entered into by and between BNY Mellon Investment Servicing (US) Inc. (“BNYM”) and GuideStone Funds (the “Trust”).

Background

BNYM and the Trust previously entered into the Transfer Agency and Shareholder Services Agreement, made as of December 14, 2012, Amendment No. 1 to Transfer Agency and Shareholder Services Agreement, dated as of January 1, 2014, Amendment No. 2 to Transfer Agency and Shareholder Services Agreement, dated as of April 30, 2015, Amendment No. 3 To Transfer Agency And Shareholder Services Agreement, dated as of May 1, 2016, Termination Amendment To Transfer Agency And Shareholder Services Agreement, dated as of December 31, 2016, and Amendment No. 5 to Transfer Agency and Shareholder Services Agreement, dated as of May 1, 2017 (collectively, the “Current Agreement”). The parties wish to amend the Current Agreement as set forth in this Amendment No. 6 to delete the Termination Amendment from the Current Agreement and to extend the term of the Agreement for three years, effective as of June 1, 2017.

Terms

IN CONSIDERATION of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree to all statements made above and as follows:

1. Modifications to Current Agreement. The Current Agreement is hereby amended as follows:

(a) The Termination Amendment To Transfer Agency And Shareholder Services Agreement, dated as of December 31, 2016 is hereby deleted in its entirety from the Current Agreement.

(b) Section 13(b) of the Current Agreement is hereby deleted and replaced in its entirety with the following:

13.(b) Effective as of June 1, 2017, this Agreement shall automatically renew for an additional three year term which will continue until June 1, 2020, and thereafter the Agreement shall automatically renew on each anniversary of June 1, 2017 for a one year period (each of the automatic renewal terms being a “Renewal Term”), unless the Fund or BNYM gives written notice to the other party of its intent not to renew and such notice is received by the other party not less than sixty (60) days prior to the expiration of the then-current Renewal Term (a “Non-Renewal Notice”). In the event a party provides a Non-Renewal Notice, this Agreement shall terminate at 11:59 PM (Eastern Time) on the last day of the Renewal Term.

2. Remainder of Current Agreement. Except as specifically modified by this Amendment No. 6, all terms and conditions of the Current Agreement shall remain in full force and effect.

4. Governing Law. The governing law of the Current Agreement shall be the governing law of this Amendment No .6.

Exhibit 99(h)(34)

5. Entire Agreement. This Amendment No. 6 constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Current Agreement.

6. Facsimile Signatures; Counterparts. This Amendment No. 6 may be executed in one more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed copies of this Amendment No. 6 or of executed signature pages to this Amendment No. 6 by facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Amendment No. 6.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 6 to be executed by their duly authorized officers, as of the day and year first above written.

BNY Mellon Investment Servicing (US) Inc.

By:

Name:

Title:

GuideStone Funds
On its own behalf and on behalf of each Fund, each in its individual and separate capacity

By:

Name:

Title: